Exhibit 21.01

DOMESTIC SUBSIDIARIES

Name
107 Solar, LLC (DE)
1445 Solar, LLC (DE)
4 DoucPond, LLC (NJ)
American Shale Oil Corporation (DE)
American Shale Oil, LLC (DE), Assumed Name in TX: AMSO, LLC
AMSO Holdings I, Inc. (DE)
AMSO Holdings, LLC (DE)
Apollo PA Solar, LLC (DE)
Argo Insurance Company, Inc. (UT)
Cedar Solar, LLC (DE)
CityCom Essential Services, Inc. (DE)
CityCom Health LLC (DE)
CityCom Health Connect, LLC (DE)
CityCom Home Services, LLC (DE)
CityCom Insure, LLC (NJ)
CityCom Solar, LLC (DE)
CPP Genie Community Solar, LLC (DE)
Danville Community Solar, LLC (DE), f/k/a Princeton Community Solar, LLC, f/k/a, South Schenectady Community Solar, LLC
Delhi Community Solar, LLC (DE), f/k/a Weedsport Community Solar 2, LLC
Diversegy Consultant Program, LLC (TX)
Diversegy, LLC (TX)
DiversegyPro, LLC (DE)
Ellenville Community Solar, LLC (DE)
Evergreen Gas & Electric, LLC (DE)
Genie Energy International Corporation (DE)
Genie Energy Services, LLC (DE)
Genie Georgia GP, LLC (DE)
Genie Georgia P2, LLC (DE)
Genie Georgia, LLC (DE)
Genie Japan, LLC (DE)
Genie Nordic, LLC (DE)
Genie Mongolia, Inc. (DE)
Genie Oil and Gas, Inc. (DE)
Genie Real Estate, LLC (DE)
Genie Renewable Solutions, LLC (DE)
Genie Retail Energy, Inc. (DE)
Genie Retail Energy International, LLC (DE)
Genie Solar Development, LLC (DE)
Genie Solar Energy LLC (DE)
Genie Solar, Inc. (DE)
Genie Solar Operations, LLC (DE), f/k/a Genie Solar Development, LLC
Genie Sunlight GP Holdings, LLC (DE)
Genie Ventures, LLC (DE)
Gibson City Community Solar, LLC (DE)
Griffith Community Solar, LLC (DE)
Grissom NH Solar, LLC (DE)
HM Solar Energy, LLC (DE), f/k/a Beaver Falls Solar, LLC
IDT Energy, Inc. (DE)
IntelliMark Services, LLC (DE)
Jacksonville Community Solar, LLC (DE)
Lansing Community Solar, LLC (DE)
Lodi Community Solar, LLC (DE)
Medical S Community Solar, LLC (DE)
Mirabito Natural Gas, LLC (DE)
National Warranty Solutions, LLC (DE)
New Bethlehem Community Solar, LLC (DE)

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Name (continued)
New Sharon Community Solar, LLC (DE), f/k/a Verona Community Solar, LLC
North American Energy, Inc. (DE)
Oriel Energy, Inc. (DE)
PA Project 1, LLC (DE)
Perry Community Solar, LLC (DE)
Plus EnergG, Inc. (DE)
Preston Park Community Solar, LLC (DE)
Prism Solar Technologies, Inc. (DE)
Red Lion Community Solar, LLC (DE)
Residents Energy, LLC (NY)
Retail Energy Holdings LLC (MN)
Rutledge Community Solar, LLC (DE) (f/k/a Blue Hill Solar, LLC)
Searsport Community Solar, LLC (DE)
Sparland Community Solar, LLC (DE)
Springhill Community Solar, LLC
Southern Federal Power, LLC (DE)
SUT I, LLC (OH)
SUT II, LLC (OH)
SUT IV, LLC (OH)
SUT V, LLC (OH)
SUT VI, LLC (OH)
SUT VII, LLC (OH)
SUT VIII, LLC (OH)
SUT IX, LLC (OH)
SUT X, LLC (IN)
SUT XII, LLC (IN)
SUT XX, LLC (IN)
SUT Holdings, LLC (DE)
Town Square Energy, LLC (DE)
Town Square Energy East, LLC (DE)
Town Square Energy Georgia, LP (DE)
Virtual Power Hedging, LLC (DE)
Ward Community Solar LLC (DE) (f/k/a Central New York Solar, LLC)
Weedsport Community Solar 1, LLC (DE)
Yellowjackets Community Solar, LLC (DE), f/k/a Clarkson Community Solar, LLC

FOREIGN SUBSIDIARIES

Name	Country of Formation
Genie Dutch Holdings B.V.	Netherlands
Genie Energie B.V.	Netherlands
Town Square Energy Canada, Ltd.	Canada
Genie Energy UK Ltd	United Kingdom
Lumo Energia Ojy	Finland
Lumo Energy AB	Sweden
Genie Energy Israel Ltd.	Israel
Genie IP B.V.	Netherlands
Genie Israel Holdings Ltd.	Israel
Afek Oil & Gas Ltd.	Israel
Israel Energy Initiatives Ltd.	Israel
Orbit Energy Limited (f/k/a Thistle Energy Supply Limited)	United Kingdom
Petrocycle, Ltd.	Israel
Roded Recycling Industries Ltd.	Israel
Shoreditch Energy Limited	United Kingdom

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